                                                           Exhibit No. EX-99.h.4

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

August __, 2006

Voyageur Mutual Funds III
2005 Market Street
Philadelphia, PA 19103

     Re:    Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of the Delaware Select Growth Fund (the
"Fund"),  which is a series of Voyageur Mutual Funds III, the Distributor  shall waive a portion of the Rule 12b-1 (distribution) fees for Class R Shares so that such Rule 12b-1  (distribution)  fees for the Fund will not exceed 0.50% for the period September 1, 2006 through August 31, 2007.

     The Distributor  acknowledges that it shall not be entitled to collect,  on or make a claim for, waived fees at any time in the future.

                                       Delaware Distributors, L.P.

                                       By: _________________________
                                           Name:
                                           Title:
                                           Date:

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Mutual Funds III

By: _________________________
    Name:
    Title:
    Date: